                                                                   Exhibit 10.34


                             MODIFICATION AGREEMENT


                  THIS MODIFICATION AGREEMENT ("AGREEMENT") is made effective as of May 1, 2001, by and among dELiA*s Distribution Company, a Delaware corporation (the "BORROWER"), dELiA*s Group, Inc. f/k/a dELiA*s, Inc., a Delaware corporation (the "GUARANTOR") and Allfirst Bank, a Maryland banking corporation (the "LENDER"). The BORROWER and the GUARANTOR are hereafter collectively referred to from time to time as the "OBLIGORS".


                                    RECITALS

         R1. BORROWER is presently indebted to the LENDER under: (a) $5,320,000.00 Mortgage Note dated August 6, 1999 (the "NOTE") executed by the BORROWER to the order of the LENDER; and (b) an ISDA master agreement dated August 5, 1999 pertaining to a swap arrangement between the BORROWER and the LENDER (the "SWAP").

         R2. The indebtedness owed by the BORROWER to the LENDER under the NOTE and the SWAP is guaranteed by the GUARANTOR pursuant to a Suretyship Agreement dated August 6, 1999 (the "GUARANTY") executed by the GUARANTOR in favor of the LENDER.

         R3. The obligations owed by the BORROWER to the LENDER under the NOTE and the SWAP are secured by: (1) an open-end construction/permanent loan mortgage and security agreement (secures future advances) dated August 6, 1999 ("MORTGAGE"), pursuant to which MORTGAGE the BORROWER granted and conveyed to the LENDER a first priority lien against that certain real property generally known as 348 Poplar Street, Hanover, Pennsylvania 17331, which real property is more particularly described in the MORTGAGE (the "REAL PROPERTY") and which MORTGAGE was recorded in the Office of the Recorder of Deeds for York County, Pennsylvania in Record Book 1373, Page 6314; (2) an Assignment of Leases and rents dated August 6, 1999 ("ASSIGNMENT") pertaining to the REAL PROPERTY executed by the BORROWER in favor of the LENDER; (3) a Collateral Assignment of Agreements Effecting Real Estate dated August 6, 1999 ("COLLATERAL ASSIGNMENT"), pertaining to the REAL PROPERTY executed by the BORROWER in favor of the LENDER; and (4) an Equipment Security Agreement dated August 6, 1999 ("EQUIPMENT SECURITY AGREEMENT") executed by the BORROWER in favor of the LENDER.

         R4. In addition to the aforementioned documents, the BORROWER and the GUARANTOR also executed several other documents including, without limitation, a Construction Loan Agreement dated August 6, 1999 ("CONSTRUCTION LOAN AGREEMENT"). The loan documents set forth in Recitals 1 through 3 above as well as all other documents relating thereto and/or executed in connection therewith are hereafter collectively referred to as the "ORIGINAL LOAN DOCUMENTS." The

ORIGINAL LOAN DOCUMENTS, this AGREEMENT and all other loan documents relating thereto and/or executed in connection with this AGREEMENT are hereafter collectively referred to as the "LOAN DOCUMENTS."

         R5. Under the terms and conditions of the ORIGINAL LOAN DOCUMENTS, particularly the CONSTRUCTION LOAN AGREEMENT, the GUARANTOR was required to achieve and maintain at all times during the term of the ORIGINAL LOAN DOCUMENTS, a minimum fixed charged coverage ratio of at least 1.4 to 1. The GUARANTOR has been unable to maintain the fixed charge coverage ratio ("FIXED CHARGE COVERAGE RATIO"). The GUARANTOR obtained a waiver from the LENDER of the FIXED CHARGE COVERAGE RATIO to May 5, 2001. However, the GUARANTOR has advised the Bank that it will be unable to comply with the FIXED CHARGED COVERAGE RATIO requirement within the waiver period originally provided by the LENDER. Consequently, the OBLIGORS have requested that the LENDER modify the terms and conditions of the ORIGINAL LOAN DOCUMENTS and to accept payment of all indebtedness owed thereunder pursuant to the terms and conditions of this AGREEMENT. The Bank is willing to modify the terms and conditions of the ORIGINAL LOAN DOCUMENTS pursuant to the terms and conditions of this AGREEMENT provided that the OBLIGORS execute this AGREEMENT and all other documents required by the LENDER to be executed in connection therewith, make all payments required under the AGREEMENT and otherwise strictly comply with the terms and conditions of the AGREEMENT and the ORIGINAL LOAN DOCUMENTS as modified by the AGREEMENT.

         NOW THEREFORE, in consideration of these premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. RECITALS. The Recitals are true and accurate in all material respects and are hereby incorporated into this AGREEMENT.

         2. ACKNOWLEDGEMENT OF LOAN BALANCE AND DUTIES TO PAY. The OBLIGORS acknowledge and agree that as of May 3, 2001, the unpaid principal balance of the NOTE is Five Million One Hundred Fifty-One Thousand Six Hundred Eighty-Eight Dollars and Seventy-Eight Cents ($5,151,688.78). In addition, there is also due and owing to the LENDER, subject to the terms of the LOAN DOCUMENTS all interest, costs, expenses, and attorneys' fees which the LENDER has incurred and/or may incur in the future in connection with the preparation of this AGREEMENT, or otherwise arising in connection with the LOAN DOCUMENTS, or the preservation of and enforcement of rights against the REAL PROPERTY, or any of the other collateral securing the obligations of any of the OBLIGORS to the LENDER, together with all unpaid and/or subsequently arising late payment fees, charges, interest, and other payments or fees to which the LENDER is entitled pursuant to the LOAN DOCUMENTS.

         3. ACKNOWLEDGMENT OF OBLIGATIONS. The OBLIGORS acknowledge that: (a) the LOAN DOCUMENTS are the valid and binding obligations of the OBLIGORS, and are fully enforceable in accordance with their stated terms; and (b) the obligations of the OBLIGORS under the LOAN DOCUMENTS, are not subject to any set-off, defense or counterclaim.

         4. REPRESENTATIONS AND WARRANTIES. As an inducement to the LENDER to enter into this AGREEMENT, the OBLIGORS make the following representations and warranties to the LENDER and acknowledge the LENDER'S justifiable reliance thereon:

         (a) ACCURACY OF INFORMATION. All financial statements heretofore furnished by OBLIGORS to LENDER have been prepared in accordance with generally accepted accounting principles and practices consistently applied, are substantially complete and correct, and fully and fairly present the financial condition of OBLIGORS as of the date or dates thereof and the results of their operations for the periods ending on said date(s), and as of this date there has been no material adverse change in the financial condition of OBLIGORS from that set forth in the most recent financial statements so furnished or in the business, operations or assets of OBLIGORS, except as disclosed in the most recent draft of the annual operating plan for OBLIGORS' fiscal year 2001 furnished to LENDER (the "2001 AOP"). The 2001 AOP represents OBLIGORS' best estimate as of the date hereof of the financial condition and results of operations of OBLIGORS for the first quarter of fiscal year 2001 and the projected results for the remainder of fiscal year 2001 and, to the best of OBLIGORS' knowledge, contain no materially false, incomplete or misleading statements. All information in the possession of any OBLIGOR which OBLIGOR should reasonably believe would be material to the LENDER'S decision to enter into this AGREEMENT has been submitted to the LENDER.

         (b) NO LITIGATION. Except as disclosed on Schedule 4(b), there is as of the date hereof, no action, suit, or proceeding pending or, in the knowledge of any of the OBLIGORS, threatened against any OBLIGOR or the REAL PROPERTY, which could reasonably be expected, individually as in the aggregate, to have any material adverse affect on the financial condition as a result of operations of OBLIGATIONS.

         (c) NO DEFAULT. Except as described in the recitals of this AGREEMENT, the OBLIGORS are not in default under the LOAN DOCUMENTS.

         (d) PAYMENT OF CHARGES/TAXES ASSESSMENTS. The OBLIGORS have fully paid all ground rents, utility charges, assessments, taxes, including personal property and real estate taxes and other charges due to any person under any document or agreement which, if unpaid, give rise to a lien on or the right of any other person to possession of any property of any OBLIGOR including without limitation, the REAL PROPERTY. Simultaneously with the execution of this AGREEMENT, the OBLIGORS shall provide documentation to the LENDER evidencing that all taxes to the Pennsylvania Department of Revenue have been paid in full.

         (e) NO MATERIAL ADVERSE CHANGE. Except as previously disclosed in writing to the LENDER: (i) no material adverse change has occurred in the financial condition of any OBLIGOR as indicated on the financial statements of such OBLIGOR most recently submitted to and reviewed by the LENDER, and (ii) no event has occurred or circumstance exists that could reasonably be expected to cause such a material adverse change.

         5. REDUCTION OF PRINCIPAL OWED UNDER THE NOTE. On May 7, 2001, the OBLIGORS shall wire transfer the amount of $2,000,000.00 to the LENDER to reduce the principal amount owed under the NOTE.

         6. PAYMENT AND TERMINATION OF SWAP. On May 4, 2001, the OBLIGORS requested that the LENDER terminate the SWAP. In accordance therewith, on May 7, 2001, the OBLIGORS shall make a payment to the LENDER via wire transfer in the amount of $450,000 pertaining to the balance of the SWAP owed on the termination date.

         7. AMENDMENT TO NOTE. The NOTE is hereby amended by deleting paragraph
(b) and the first sentence of paragraph (c) of the NOTE and replacing it with the following language:

         (b) Commencing September 6, 1999, and continuing monthly on the sixth day of each month, principal and interest shall be payable in forty-eight (48) consecutive monthly installments, which installments shall be based on a twenty
(20) year amortization, and shall be increased or decreased from time to time to reflect any change(s) in the effective interest rates.

         (c) Unless paid sooner, the unpaid Principal Sum, together with interest accrued and unpaid thereon, shall be due and payable in full on August 6, 2003.

         8. AMENDMENT TO CONSTRUCTION LOAN AGREEMENT. The first sentence of paragraph 3(q) of the CONSTRUCTION LOAN AGREEMENT is hereby deleted and replaced with the following language:

         3(q). Surety shall achieve and maintain at all times during the term of the Loan a minimum FIXED CHARGE COVERAGE RATIO of at least 1.4 to 1 unless the LENDER agrees to waive such requirement as set forth herein. Provided the OBLIGORS are not otherwise in default under the LOAN DOCUMENTS, LENDER agrees to continue to waive the FIXED CHARGE COVERAGE RATIO commencing on May 5, 2001 and continuing for each quarter thereafter during the pendency of the LOAN DOCUMENTS. If the OBLIGORS are in default under the LOAN DOCUMENTS, which default remains uncured at the end of any applicable cure period, the OBLIGORS understand, acknowledge and agree that the LENDER is under no obligation to waive the FIXED CHARGE COVERAGE RATIO. Initially, the LENDER agrees to extend the waiver of the FIXED CHARGE COVERAGE RATIO to May 7, 2001, at which time the OBLIGORS shall be required to wire transfer to the LENDER the amount of Two Million Dollars ($2,000,000.00) to reduce the principal balance of the NOTE,

$450,000 Dollars to be applied to the termination of the SWAP, the MODIFICATION FEE and all attorneys' fees, costs and expenses incurred in connection with this AGREEMENT. If the OBLIGORS fail to make these payments on May 7, 2001, the OBLIGORS understand, acknowledge and agree that the LENDER'S waiver of the FIXED CHARGE COVERAGE RATIO shall be immediately terminated. In addition to all financial information required to be provided by the OBLIGORS to the LENDER under the LOAN DOCUMENTS, the OBLIGORS shall also be required to provide documentation with respect to the OBLIGORS compliance and/or non-compliance of the FIXED CHARGE COVERAGE RATIO, which information must be provided initially with the execution of this AGREEMENT and quarterly thereafter.

         The remaining language in paragraph 3(q) of the CONSTRUCTION LOAN AGREEMENT shall remain in full force and effect.

         9. CONSENT BY GUARANTORS. The GUARANTOR consents to the terms and conditions of this AGREEMENT and affirms and acknowledges that its respective obligations under the LOAN DOCUMENTS shall remain unchanged and in full force and effect.

         10. LOAN FEE. In consideration for the modification to the ORIGINAL LOAN DOCUMENTS described in this AGREEMENT, on May 7, 2001, the OBLIGORS shall pay to the LENDER a modification fee of Seventy-Five Thousand Dollars ($75,000.00) ("MODIFICATION FEE"). The MODIFICATION FEE shall be deemed to be immediately earned upon payment and shall be in addition to any and all other payments required under the LOAN DOCUMENTS.

         11. CONDITIONS PRECEDENT. Except as agreed to otherwise in writing by the LENDER, or as contemplated in the fourth sentence of the proposed amendment to Section 3(q)of the CONSTRUCTION LOAN AGREEMENT set forth in paragraph 8 of this AGREEMENT the LENDER'S agreement hereunder shall not take effect until:

         (a)      this AGREEMENT is executed by the LENDER and the OBLIGORS;

         (b) all other documents required by the LENDER in connection with the modifications described in this AGREEMENT, are executed and delivered by the OBLIGORS, as the case may be; and

         (c) the OBLIGORS pay the $2,000,000 to reduce the principal balance owed under the NOTE, the $450,000 to terminate the SWAP, the MODIFICATION FEE and all costs, fees, and expenses of the LENDER, and the LENDER'S attorney's fees.

         12. NO WAIVER. The LENDER, at any time or from time to time, may waive all or any rights under this AGREEMENT or the other LOAN DOCUMENTS, as amended, but any such waiver or indulgence by the LENDER at any time or from time to time shall not constitute a future waiver of performance or exact performance by the OBLIGORS.

         13. NO NOVATION; NO REFINANCE; NO ADVERSE AFFECT ON LIENS. The parties hereto do not intend that a novation of any of the ORIGINAL LOAN DOCUMENTS shall be created or effected because of the forbearance and modifications described herein. The parties hereto do not intend that the execution of this AGREEMENT and the transactions as described herein, shall: (a) constitute a refinance of the indebtedness owed with the LOAN DOCUMENTS; or (b) affect the validity or priority of any of the liens or security interests imposed by or granted in the LOAN DOCUMENTS, including the MORTGAGE.

         14. ADDITIONAL EVENTS OF DEFAULT. The following events or conditions shall constitute events of default under this AGREEMENT and additional events of default under the LOAN DOCUMENTS, as amended, if said default remains uncured at the end of any applicable cure period;

         (a) the failure to pay any amounts due under the LOAN DOCUMENTS, as amended, when and as the same are due and payable;.

         (b) the failure to perform or observe any of the covenants and agreements of the LOAN DOCUMENTS, as amended;

         (c) the failure of the OBLIGORS to perform any obligation contained in this AGREEMENT;

         (d) if the LENDER or any of the LENDER'S agents or inspectors are not permitted at all reasonable times to enter upon and inspect the REAL PROPERTY;

         (e) a default on any other obligation of the BORROWER or the GUARANTOR to the LENDER, which continues beyond the applicable cure period; or

         (f) the failure of any representation or warranty made by the OBLIGORS in this AGREEMENT to be true in all material respects as of the date hereof.

         15. INCORPORATION; LIMITED MODIFICATION. The terms and conditions of the ORIGINAL LOAN DOCUMENTS are incorporated herein by reference and made a part hereof as fully set forth herein. Except as specifically modified by or pursuant to this AGREEMENT, all terms and conditions of the ORIGINAL LOAN DOCUMENTS remain unchanged, in full force and effect, and are hereby ratified and confirmed by the parties hereto in all respects. In the event of any inconsistency between the terms and conditions of this AGREEMENT or any of the terms or conditions of any other LOAN DOCUMENTS (except as to the specific modifications contained herein), the LENDER shall choose which provisions control.

         16. CONFESSION OF JUDGMENT. Upon the occurrence of a default under this AGREEMENT, or any of the LOAN DOCUMENTS as modified by this AGREEMENT, the OBLIGORS irrevocably authorize and empower any attorney admitted to practice before any court of record in the United States to appear on behalf of the OBLIGORS in any such court, in one or more proceedings, before any court thereof, and to confess judgment against the OBLIGORS, jointly and severally, without prior notice or opportunity for prior hearing, in favor of the LENDER, for the full amount of the outstanding indebtedness owed under the LOAN DOCUMENTS, plus attorneys' fees equal to 10% of said sum, plus court costs. Solely with respect to the attorneys' fees provision, the LENDER agrees that, although the LENDER is entitled to a judgment herein which includes 10% of the outstanding balance owed under the LOAN DOCUMENTS for attorneys' fees, the LENDER shall only collect the actual attorneys' fees, costs and expenses, incurred by the LENDER in this matter. This does not effect the LENDER'S right to obtain a judgment for and collect all outstanding principal, interest and late charges owed under the LOAN DOCUMENTS. In addition to all other courts, jurisdictions or venues which would be proper, the OBLIGORS consent to the jurisdiction and venue of the courts of any county of the Commonwealth of Pennsylvania, or any of the United States District Courts for the Commonwealth of Pennsylvania for the entry of said judgment(s). The OBLIGORS waive and release all errors, defects, and imperfection whatsoever in the entering of said judgment(s) and hereby agree that no writ of error or objection or motion to rule to open or strike said judgment(s) or appeal shall be made or taken thereto. The OBLIGORS waive the benefit of any and every statute, ordinance or rule of court which may be lawfully waived conferring upon the OBLIGORS any right or privilege of exemption including, but not limited to any homestead exemption, stay of execution or supplementary proceedings or other relief from the enforcement or immediate enforcement of the judgment or related proceedings on a judgment. The authority and power to appear for and enter judgment(s) against the OBLIGORS, pursuant to the authority granted herein shall not be exhausted by one or more exercises thereof, or by any imperfection or exercise thereof and shall not be extinguished by any judgment(s) entered pursuant thereto; such authority and power may be exercised on one or more occasions from time to time, in the same or different jurisdictions, as often as the LENDER may deem necessary or advisable.

         17. NO OTHER MODIFICATION; FINAL AGREEMENT. Except as set forth in this AGREEMENT, the LOAN DOCUMENTS remain unmodified and in full force and effect. This AGREEMENT and the LOAN DOCUMENTS, as modified herein, constitute the entire agreement between the parties hereto, and may not be altered, modified, or amended except by a writing executed by the LENDER and all other parties to this AGREEMENT.

         18. NOTICES. Any notice required or permitted by or in connection with this

AGREEMENT shall be in writing and shall be made by facsimile (confirmed on the date the facsimile is sent by one of the other methods of giving notice provided for in this Section) or by hand delivery, by Federal Express, or other similar overnight delivery service, or by certified mail, unrestricted delivery, return receipt requested, postage prepaid, addressed to the LENDER or the OBLIGORS at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the LENDER or the OBLIGORS. Notice shall be considered given as of the date of the facsimile or the hand delivery, one (1) calendar day after delivery to Federal Express or similar overnight delivery service, or three (3) calendar days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish the fact that notice was given as provided herein. If notice is tendered pursuant to the provisions of this Section and is refused by the intended recipient thereof, the notice, nevertheless, shall be considered to have been given and shall be effective as of the date herein provided.

                  If to the LENDER:

                           ALLFIRST BANK
                           Special Credits Division
                           Mail Code 001-14-02
                           213 Market Street
                           Harrisburg, Pennsylvania 17105
                           (717) 255-2377
                           Fax No.: (717) 255-2370
                           Attn: Jamin M. Gibson, Vice President

                  If to the BORROWER:

                           dELiA*s Corporation
                           435 Hudson Street
                            New York, New York 10014
                           Attn: Mr. Dennis Goldstein, Chief Financial Officer
                           (212) 590-6208
                           Fax No.: (212) 590-6310

         19. FEES AND EXPENSES. The OBLIGORS shall pay on the demand of the LENDER all expenses reasonable incurred by the LENDER in connection with this AGREEMENT, including but not limited to all reasonable attorneys' fees.

         20. BINDING EFFECT. This AGREEMENT shall inure to the benefit of the parties hereto, and shall be binding upon their successors, personal representatives and assigns.

         21. CHOICE OF LAW. The laws of the Commonwealth of Pennsylvania (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this AGREEMENT and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this AGREEMENT and its various provisions and the consequences and legal effect of all transactions and events which resulted in the execution of this AGREEMENT or which occurred or were to occur as a direct or indirect result of this AGREEMENT having been executed.

         22. TENSE, GENDER, DEFINED TERMS, CAPTIONS. As used herein, the plural shall refer to and include the singular, and the singular, the plural and the use of any gender shall include and refer to any other gender. All defined terms are completely capitalized throughout this AGREEMENT. All captions are for the purpose of convenience only.

         23. TIME. Time is of the essence with respect to this AGREEMENT and all terms and conditions described herein.

         24. RELEASE OF ANY CLAIMS. The OBLIGORS hereby release, waive, discharge and agree to hold the LENDER and its officers, directors, attorneys, agents and employees (collectively, the "LENDER PARTIES") harmless from any and all claims, known or unknown, on or before the date of this AGREEMENT which any of the OBLIGORS might have against the LENDER PARTIES which in any way relate, pertain, or arise, directly or indirectly, from the LOAN DOCUMENTS, this AGREEMENT, or which otherwise relate or pertain to the collateral securing the obligations of the OBLIGORS due to the LENDER or the transactions described in this AGREEMENT or the conduct of the parties with respect thereto.

         25. WAIVER OF JURY TRIAL. The OBLIGORS and the LENDER agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by any of the OBLIGORS, the LENDER, or any successor or assign of the OBLIGORS or the LENDER, on or with respect to this AGREEMENT or the LOAN DOCUMENTS, as may be amended pursuant to this AGREEMENT, or which in any way relates, directly or indirectly, to the obligations of the OBLIGORS to the LENDER under this AGREEMENT or the LOAN DOCUMENTS, as may be amended pursuant to this AGREEMENT, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. The OBLIGORS and the LENDER hereby expressly waive any right to a trial by jury in any such suit, action, or proceeding. The OBLIGORS and the LENDER acknowledge and agree that this provision is a specific and material aspect of the agreement between the parties and that the LENDER would not enter into this transaction with the OBLIGORS if this provision were not part of this AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT under seal as of the date first above written. This AGREEMENT may be executed in counterparts and delivered by facsimile.

WITNESS/ATTEST:                                      LENDER:

                                  ALLFIRST BANK


________________________              By:    ___________________________(SEAL)
                                             Jamin M. Gibson,
                                             Vice President


                                      OBLIGORS:

                                      dELiA*s Distribution Company,
                                      A Delaware Corporation


_______________________               By:    _________________________(SEAL)
                                             Dennis Goldstein,
                                             Executive Vice President



                                      dELiA*s Group, Inc..,
                                      A Delaware Corporation


_______________________               By:    _________________________(SEAL)
                                             Dennis Goldstein,
                                             Executive Vice President


                                 ACKNOWLEDGEMENT

COMMONWEALTH OF PENNSYLVANIA, CITY/COUNTY OF ______________________,
TO WIT:

         I HEREBY CERTIFY that on this ______ day of _________, 2001, before me, the undersigned Notary Public of the jurisdiction aforesaid personally appeared Jamin M. Gibson, and acknowledged himself to be the Vice President of Allfirst Bank, and that he, as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of Allfirst Bank, by himself as Vice President.

             IN WITNESS MY Hand and Notarial Seal.

                                               ___________________________(SEAL)
                                                       NOTARY PUBLIC
My Commission Expires:
----------------------



STATE OF NEW YORK, CITY/COUNTY OF ______________________, TO WIT:

         I HEREBY CERTIFY that on this ______ day of _________, 2001, before me, the undersigned Notary Public of the jurisdiction aforesaid personally appeared Dennis Goldstein, and acknowledged himself to be the Executive Vice President of dELiA*s Distribution Company, and that he, as such Executive Vice President being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of dELiA*s Distribution Company by himself as Executive Vice President.

         IN WITNESS MY Hand and Notarial Seal.

                                               ___________________________(SEAL)
                                                        NOTARY PUBLIC
My Commission Expires:
----------------------

STATE OF NEW YORK, CITY/COUNTY OF ______________________, TO WIT:

         I HEREBY CERTIFY that on this ______ day of _________, 2001, before me, the undersigned Notary Public of the jurisdiction aforesaid personally appeared Dennis Goldstein and acknowledged himself to be the Executive Vice President of dELiA*s Group, Inc., and that he, as such Executive Vice President being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of dELiA*s Group, Inc. by himself as Executive Vice President.

         IN WITNESS MY Hand and Notarial Seal.

                                               ___________________________(SEAL)
                                                        NOTARY PUBLIC
My Commission Expires:
----------------------